Exhibit 21.1
Subsidiaries of KBS Strategic Opportunity REIT, Inc. as of March 5, 2013

KBS Finance LLC	KBS SOR Acquisition XIII, LLC
KBS Strategic Opportunity Holdings LLC	KBS SOR Acquisition XIV, LLC
KBS Strategic Opportunity Limited Partnership	KBS SOR Acquisition XV, LLC
KBS SOR 100-116 E. Palm Avenue JV, LLC	KBS SOR Acquisition XVI, LLC
KBS SOR 156th Avenue Northeast, LLC	KBS SOR Acquisition XVII, LLC
KBS SOR 1635 N. Cahuenga JV, LLC	KBS SOR CMBS Owner, LLC
KBS SOR 1800 West Loop South, LLC	KBS SOR Debt Holdings II LLC
KBS SOR 6565-6575 West Loop South, LLC	KBS SOR Debt Holdings II X LLC
KBS SOR Academy Point, LLC	KBS SOR Iron Point, LLC
KBS SOR Acquisition I, LLC	KBS SOR NIP JV Member, LLC
KBS SOR Acquisition II, LLC	KBS SOR NIP JV Member TRS Member, LLC
KBS SOR Acquisition III, LLC	KBS SOR Northridge, LLC
KBS SOR Acquisition IV, LLC	KBS SOR Park Highlands, LLC
KBS SOR Acquisition V, LLC	KBS SOR Park Highlands JV, LLC
KBS SOR Acquisition VI, LLC	KBS SOR Powers Ferry Landing East, LLC
KBS SOR Acquisition VII, LLC	KBS SOR Properties, LLC
KBS SOR Acquisition VIII, LLC	KBS SOR Richardson Portfolio JV, LLC
KBS SOR Acquisition X, LLC	KBS SOR Roseville Commerce Center, LLC
KBS SOR Acquisition XI, LLC	KBS SOR Village Overlook, LLC
KBS SOR Acquisition XII, LLC	1180 Raymond Urban Renewal, LLC